AGREEMENT

Agreement dated as of the 25th of January 2007, by and between ROO Group, Inc., a Delaware corporation (the “Company”), and News Corporation, a Delaware corporation (“News Corp”).

WITNESSETH

WHEREAS, the Company operates as a digital media company in the business of providing products and solutions that enable the broadcast of topical video content from its customers' Internet websites, specializing in providing the technology and content required for video to be played on computers via the Internet as well as emerging broadcasting platforms such as set top boxes and wireless devices;

WHEREAS, the Company currently supplies to News Corp and its subsidiaries and affiliates a turnkey solution whereby News Corp is able to integrate licensed video and video advertising into its websites, provide daily management and updating of the content, and regular reporting on which content is being viewed; and

WHEREAS, the parties wish to solidify their business relationship and provide for their continued working relationship for their mutual benefit.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.  Issuance of Shares. Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to issue to News Corp an aggregate of Four Million (4,000,000) shares of its common stock, par value $.0001 (the “Shares”) as follows:

(a)  Two Million (2,000,000) shares of common stock (the “Escrow Shares”), which shares shall be issued upon the execution of this Agreement and shall be held in escrow by Sichenzia Ross Friedman Ference LLP, counsel to the Company, to be released to News Corp upon satisfaction of the conditions set forth in Exhibit 1(a) hereto, provided however, if the milestones set forth in Exhibit 1(a) are not achieved as set forth therein, the Company shall issue to News Corp by no later than 10 days after March 31, 2008 warrants to purchase 2,000,000 shares of the Company’s common stock, which shall be exercisable for a term of two (2) years at a price of $3.00 per share or such lesser price per share that is the closing price per share of the Company’s common stock on any date that is within 10 days prior to the date of this Agreement (with such exercise price subject to customary anti-dilution protection for stock splits, recapitalizations, stock dividends and the like); and

(b) An additional Two Million (2,000,000) shares of common stock (the “Additional Shares”), which Additional Shares shall be issued to News Corp upon the achievement of certain milestones set forth in Exhibit 1(b) hereto; provided however, if the milestones set forth in Exhibit 1(b) are not achieved as set forth therein, the Company shall issue to News Corp by no later than 10 days after the third anniversary of the date of this Agreement warrants to purchase 2,000,000 shares of the Company’s common stock, which shall be exercisable for a term of two (2) years at a price of $3.00 per share or such lesser price per share that is the closing price per share of the Company’s common stock on any date that is within 10 days prior to the date of this Agreement (with such exercise price subject to customary anti-dilution protection for stock splits, recapitalizations, stock dividends and the like).

2.   yRepresentations and Warranties of the Company.

The Company hereby represents and warrants to News Corp as follows

(a) Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own or lease its properties and to carry on its business as now being conducted.

(b) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue, sell and perform its obligations with respect to the Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by on the part of the Company. This Agreement, when executed and delivered by the Company, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c) Capitalization.

(i) As of the date hereof, the authorized capital of the Company consists of 500,000,000 shares of common stock, par value $.0001 per share, of which approximately 40,000,000 are outstanding on a fully diluted basis and 10,000,000 shares of Series A Preferred Shares, par value $.0001 per share, of which 10,000,000 are outstanding.

(ii) The Shares which are being issued hereunder have been duly and validly authorized and, when issued, sold and delivered in accordance with the terms hereof for the consideration provided for herein, will be validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable federal and state securities laws. No further approval or authorization of the stockholders or of the directors of the Company is required for the issuance and sale of the Shares or the release of the Escrow Shares. The Company shall, at all times, reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the issuance of the Shares, such number of shares of common stock as shall be sufficient to effect its obligations under this Agreement.

(iii) Except as disclosed in the SEC Reports, as defined below in Section 2(e), (A) no subscription, warrant, option, convertible or exchangeable security or other right (contingent or otherwise) to purchase or acquire any securities from the Company is authorized or outstanding, (B) there is not any commitment of the Company to issue any subscription, warrant, option, convertible or exchangeable security or other such right or to issue or distribute to the holders of any securities of the Company any evidences of indebtedness or any assets of the Company, (C) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its securities or to pay any dividend or make any other distribution in respect thereof, (D) no person or entity is entitled to any preemptive or similar right with respect to the issuance of any securities of the Company, and (E) no person or entity has any rights to require the registration of any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”).

(d) No Conflicts.

(i) The Company is not in, nor shall the conduct of its business as presently conducted result in, any violation, breach or default of any term of the Company’s Certificate of Incorporation, as amended (the “Certificate”), or the Company’s bylaws (the “Bylaws”) or in any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it may be bound, (the “Company Contracts”), or of any provision of any foreign or domestic state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Company’s Certificate or Bylaws or any material respect of any term or provision of any Company Contracts or a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

(ii) No consent, approval or authorization of, or declaration, registration or filing with, any person, entity or governmental authority on the part of the Company is required for the valid execution, delivery and performance of this Agreement or the valid consummation of the transactions contemplated hereby and thereby, except filings pursuant to foreign, federal and state securities laws, if any, which filings have been or will be made in a timely manner.

(e) SEC Filings. The Company has filed all forms, reports and documents (including all exhibits) required to be filed by it with the SEC since its inception (the “SEC Reports”). The SEC Reports, each as amended prior to the date hereof, (i) have been prepared in all material respects in accordance with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations promulgated thereunder and (ii) did not, when filed as amended prior to the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(f) Disclosure. No representation or warranty by the Company contained in this Agreement or any Schedule or Exhibit hereto contains any untrue statement of a material fact or omits or will omit to state any material fact which is necessary in order to make the statements contained herein or therein, not misleading in light of the circumstances in which they were made. There is no fact known to the Company relating to the business, affairs, operations, condition or prospects of the Company which materially adversely affects the same and which has not been disclosed to News Corp by the Company.

3.  Representations and Warranties of News Corp.

News Corp hereby represents and warrants to the Company that:

(a) Organization. News Corp is a corporation, limited liability company or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its formation, and has the requisite corporate power and authority to own or lease its properties and to carry on its business as now being conducted.
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(b) Authorization; Enforcement. (i) News Corp has the requisite power and authority to enter into and perform its obligations under this Agreement, (ii) the execution and delivery of this Agreement by News Corp and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of News Corp, and (c) this Agreement has been duly executed and delivered by News Corp. This Agreement, when executed and delivered, constitutes a valid and binding obligation of News Corp, enforceable against News Corp in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c)  Investment Representations.

(i)  News Corp is an “accredited investor”, as defined in Regulation D promulgated under the Securities Act, and has such knowledge, sophistication and experience in financial and business matters that News Corp is capable of evaluating the merits and risks of the investment in the Shares.

(ii)  News Corp (i) has adequate means of providing for its current financial needs and possible contingencies, and has no need for liquidity of investment in the Company, (ii) can afford to hold unregistered Shares for an indefinite period of time and sustain a complete loss of the entire amount of the subscription, and (iii) has not made an overall commitment to investments which are not readily marketable that is so disproportionate as to cause such overall commitment to become excessive.

(iii)  News Corp agrees and understands that the Shares are being issued to News Corp in reliance upon specific exemptions from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder and that, in order to determine the availability of such exemptions and the eligibility of News Corp to acquire the Shares, the Company is relying upon the truth and accuracy of News Corp’s representations and warranties, and compliance with News Corp’s covenants and agreements, set forth in this Agreement. News Corp hereby acknowledges that the offering of the Shares has not been reviewed by the SEC or any state regulatory authority since the offering of the Shares is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation D promulgated thereunder. News Corp understands that the Shares have not been registered under the Securities Act and agrees not to sell or otherwise transfer the Shares unless they are registered under the Securities Act or unless an exemption from such registration is available.

(iv)  The Shares are being acquired by News Corp for its own account, for investment purposes only, not for the account of any other person, or corporation and not with a view to distribution, assignment or resale to others in whole or in part. News Corp has no present intention of selling, granting any participation in, or otherwise distributing the Shares. News Corp does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, pledge, hypothecate, grant any option to purchase or otherwise dispose of any of the Shares. Nothing herein shall prevent the distribution of any Shares to any subsidiary, member, partner, stockholder, affiliate or former member, partner, stockholder or affiliate of News Corp in compliance with the Securities Act and applicable state “blue sky” laws.

(v)  News Corp has had access to the Company’s SEC Documents and other public filings.

(vi)  With respect to corporate tax and other economic considerations involved in an investment in the Shares, News Corp is not relying on the Company. News Corp has carefully considered and has, to the extent News Corp believes such discussion necessary, discussed with its professional legal, tax, accounting and financial advisors the suitability of an investment in the Shares for its particular tax and financial situation and has determined that the Shares are a suitable investment for News Corp.

(vii)  The Company has made available to News Corp all documents and information that News Corp has requested relating to an investment in the Shares.

(viii)  News Corp has not been formed for the specific purpose of acquiring the Shares.

(d)  Restricted Securities. (i) News Corp understands that the Shares have not been registered under the Securities Act, and will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of Shares unless (i) pursuant to an effective registration statement under the Securities Act, (ii) such holder provides the Company with an opinion of counsel, in form and substance reasonably acceptable to the Company, to the effect that a sale, assignment or transfer of the Shares may be made without registration under the Securities Act and the transferee agrees to be bound by the terms and conditions of this Agreement, (iii) such holder provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Shares can be sold pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) or (iv) pursuant to Rule 144(k) promulgated under the Securities Act following the applicable holding period.

(e)  Legend. News Corp agrees that the certificates for the Shares shall bear the following legend and that News Corp will comply with the restrictions on transfer set forth in such legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(f) Disclosure. No representation or warranty by News Corp contained in this Agreement or any Schedule or Exhibit hereto contains any untrue statement of a material fact or omits or will omit to state any material fact which is necessary in order to make the statements contained herein or therein, not misleading in light of the circumstances in which they were made. There is no fact known to News Corp relating to the business, affairs, operations, condition or prospects of News Corp which materially adversely affects any representation or warranty by News Corp contained in this Agreement or any Schedule or Exhibit hereto and which has not been disclosed to the Company by News Corp.

4. Registration Rights.

(a) If the Company proposes to register any of its Common Stock under the Securities Act, whether as a result of an offering for its own account or the account of others (but excluding any registrations to be effected for Forms S-4 or S-8 or other applicable successor Forms) on a Registration Statement, the Company shall, each such time, give to News Corp twenty (20) days’ prior written notice of its intent to do so, and such notice shall describe the proposed registration and shall offer News Corp the opportunity to include in such Registration Statement such number of the Shares as News Corp may request. Upon the written request of News Corp given to the Company within fifteen (15) days after the receipt of any such notice by the Company, the Company shall include in such Registration Statement all or part of the Shares, to the extent requested to be registered, subject to clause (ii) below. Such notice shall be given and such request may be made by News Corp prior to the release of the Escrow Shares or issuance of Additional Shares if such release or issuance is expected to occur prior to the offering contemplated by such Registration Statement.

(b)  If a registration pursuant to this Section 4 involves an underwritten offering and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares of Common Stock requested by News Corp to be included in such registration is likely to materially and adversely affect the success of the offering or the price that would be received for any shares of Common Stock included in such offering, then, notwithstanding anything in this Section 4 to the contrary, the Company shall only be required to include in such registration, to the extent of the number of shares of Common Stock which the Company is so advised can be sold in such offering, (A) first, any shares of Common Stock proposed to be included in such registration for the account of the Company, and (B) second, the number of shares of Common Stock requested to be included in such registration for the account of any stockholders of the Company (including News Corp), pro rata among such stockholders on the basis of the number of shares of Common Stock that each of them has requested to be included in such registration.

(c)  In connection with any offering involving an underwriting of shares, the Company shall not be required under this Section 4 or otherwise to include the Shares of News Corp therein unless News Corp accepts and agrees to the terms of the underwriting, which shall be reasonable and customary, as agreed upon between the Company and the underwriters selected by the Company.

5. Public Announcements. The parties hereto agree that, promptly following the execution of this Agreement, the Company may issue a mutually agreed upon press release pertaining to the arrangement contemplated by this Agreement.

6. Miscellaneous.

(a) Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

(c) Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed to the party to the addresses set forth on the signature pages hereto.

If to the Company:

ROO Group, Inc.
228 East 45th Street, 8th Floor
New York, NY 10017
Attn: Robert Petty, CEO
Phone: (646) 352-0260
Fax: (646) 619-4074

With a copy to:

Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Attn: Richard A. Friedman, Esq.
Phone: 212-930-9700
Fax: 212-930-9725

If to News Corp:

News Corporation1211 Avenue of the Americas
Attn: Group General Counsel
Phone: 212-852-7000
Fax: 212-852-7896

With a copy to:

Hogan & Hartson
875 Third Avenue
New York, NY 10022
Attn: Ira Sheinfeld
Phone: 212-918-3000
Fax: 212-918-3100

(c) NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

(d) In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

(e) The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

(f) It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

(g) The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

(h) This Agreement may be executed by facsimile and in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

 [Signature page follows]

ROO Group, Inc.

By:_/s/ Robert Petty________________
Name: Robert Petty
Title: Chief Executive Officer

News Corporation

By: __/s/ Janet Nova_______________
Name: Janet Nova
Title: Senior Vice President

Exhibit 1(a)

Conditions to Release of Shares:

The 2,000,000 shares described in Section 1(a) of the Agreement shall be released to News Corp on January 1, 2008, provided that the average monthly revenue from News Corp and its affiliates for the three (3) month period ending December 31, 2007 is not less than the revenue from News Corp and its affiliates for the one (1) month period ended December 31, 2006 (the “Revenue Target”). Notwithstanding the foregoing, if News Corp does not satisfy the Revenue Target, the Company shall give News Corp written notice within five days of its failure to satisfy the Revenue Target, and if the average monthly revenue from News Corp and its affiliates for any consecutive three (3) month period during the six month period ending March 31, 2008 is not less than the Revenue Target, the Escrow Shares shall be released to News Corp within five days thereof.

Notwithstanding the foregoing, if a Change in Control (as hereinafter defined) occurs, the Escrow Shares shall be released to News Corp so long as the average monthly revenue from News Corp and its affiliates during the three (3) months prior to the Change of Control is not materially less than Revenue Target.

For purposes of this Agreement a “Change in Control” shall be deemed to have occurred upon the occurrence of, any one of the following events:

(i)  The acquisition in one or more transactions by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of shares or other securities (as defined in Section 3(a)(10) of the Exchange Act) representing 40% or more of outstanding Stock; provided, however, that a Change in Control as defined in this clause (1) shall not be deemed to occur in connection with any acquisition by the Company, an employee benefit plan of the Company or any Person who immediately prior to the effective date of this Plan is a holder of Stock (a "Current Stockholder") so long as such acquisition does not result in any Person other than the Company, such employee benefit plan or such Current Stockholder beneficially owning shares or securities representing 40% or more of the outstanding Stock; or

(ii)  Any election has occurred of persons as directors of the Company that causes two-thirds or more of the Board to consist of persons other than (i) persons who, were members of the Board on the effective date of this Plan and (ii) persons who were nominated by the Board for election as members of the Board at a time when at least two-thirds of the Board consisted of persons who were members of the Board on the effective date of this Plan; provided, however, that any person nominated for election by the Board when at least two-thirds of the members of the Board are persons described in subclause (i) or (ii) and persons who were themselves previously nominated in accordance with this clause (2) shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in subclause (ii); or

(iii)  Approval by the stockholders of the Company of a reorganization, merger, consolidation or similar transaction (a "Reorganization Transaction"), in each case, unless, immediately following such Reorganization Transaction, more than 50% of, respectively, the outstanding shares of common stock (or similar equity security) of the corporation or other entity resulting from or surviving such Reorganization Transaction and the combined voting power of the securities of such corporation or other entity entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by the individuals and entities who were the respective beneficial owners of the outstanding Stock immediately prior to such Reorganization Transaction in substantially the same proportions as their ownership of the outstanding Stock immediately prior to such Reorganization Transaction; or

(iv)  Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company to a corporation or other entity, unless, with respect to such corporation or other entity, immediately following such sale or other disposition more than 50% of, respectively, the outstanding shares of common stock (or similar equity security) of such corporation or other entity and the combined voting power of the securities of such corporation or other entity entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by the individuals and entities who were the respective beneficial owners of the outstanding Stock immediately prior to such sale or disposition in substantially the same proportions as their ownership of the outstanding Stock immediately prior to such sale or disposition.

Exhibit 1(b)

Conditions to Issuance of Additional Shares:

The additional 2,000,000 shares described in Section 1(b) of the Agreement shall be issued to News Corp if, within three (3) years after the date of the Agreement, the average monthly revenue from News Corp and its affiliates for any consecutive three (3) month period equals at least six times the Revenue Target (as defined in Exhibit 1(a) of the Agreement). In connection with the foregoing, the Company shall prepare and deliver to News Corp, within ten days following the end of each quarter, a written notice accurately setting forth the revenue generated by News Corp and its affiliates for each month for the preceding three (3) month period.